EXHIBIT 99.1

SUBSCRIPTION AGREEMENT

FOR PURCHASE OF
EBANK FINANCIAL SERVICES, INC.
COMMON STOCK, $.01 PAR VALUE
PURSUANT TO THE OFFERING MEMORANDUM
DATED JANUARY        , 2004

The Placement Agent for this Offering is:

Jones, Byrd & Attkisson, Inc.

By mail, by overnight courier, by hand, or by facsimile:

ebank Financial Services, Inc.
c/o Jones, Byrd & Attkisson, Inc.
Att’n: Ron Attkisson
2839 Paces Ferry Road, Suite 320
Atlanta, Georgia 30339

Telephone No.: (770) 431-6200; Facsimile No.: (770) 431-6211

DELIVERY OF THIS SUBSCRIPTION AGREEMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID SUBSCRIPTION FOR SHARES.

During the first thirty (30) days of this Offering, subscriptions will be accepted only from existing shareholders, employees and directors of ebank Financial Services, Inc. If you are a holder of outstanding shares of either the Company’s Common Stock or the Company’s 8% cumulative convertible Series A preferred stock, please provide the information requested below in order to assist the Company and the Placement Agent in processing this Subscription Agreement:

INFORMATION TO BE PROVIDED BY HOLDERS OF COMMON STOCK (PLEASE NEATLY PRINT OR TYPE APPLICABLE INFORMATION IN THE SPACES PROVIDED BELOW):

NAME(S) AND ADDRESS(ES) OF HOLDERS
(PLEASE FILL IN EXACTLY AS NAME(S)	SHARE	NAME AND ADDRESS OF	NUMBER OF
APPEAR(S) ON THE SHARE CERTIFICATE(S), OR	CERTIFICATE	THE BROKER THROUGH	SHARES OF
ON THE ACCOUNT THROUGH WHICH YOU HOLD	NUMBER(S),	WHICH YOU HOLD	COMMON
THE SHARES IF YOU DO NOT HOLD PHYSICAL	IF	SHARES OF COMMON	STOCK
STOCK CERTIFICATES):	APPLICABLE:	STOCK (IF APPLICABLE):	OWNED:

INFORMATION TO BE PROVIDED BY HOLDERS OF 8% SERIES A PREFERRED STOCK

(PLEASE NEATLY PRINT OR TYPE APPLICABLE INFORMATION IN THE SPACES PROVIDED BELOW):

NAME(S) AND ADDRESS(ES) OF HOLDERS (PLEASE FILL	SHARE	NUMBER OF SHARES OF 8%
IN EXACTLY AS NAME(S) APPEAR(S) ON THE SHARE	CERTIFICATE	SERIES A PREFERRED STOCK
CERTIFICATE(S):	NUMBER(S):	OWNED:

      IMPORTANT: If the subscriber has been assisted in completing this Subscription Agreement by a licensed broker or dealer, please provide the following information:

Address (including zip code) and
Name of Licensed Broker or Dealer:	Telephone Number (including area code):

(NOTE: Providing this information will entitle the broker or dealer named herein to receive compensation equal to 4% of the subscription price for any shares issued upon the Company’s acceptance of this Subscription Agreement, as described in the Prospectus.)	---------------------------------------- ---------------------------------------- Phone: ( )

      IN ORDER TO SUBSCRIBE FOR SHARES PURSUANT TO THIS OFFERING, YOU MUST VALIDLY TENDER THIS COMPLETED SUBSCRIPTION AGREEMENT, TOGETHER WITH PAYMENT OF THE FULL PURCHASE PRICE FOR THE SHARES SUBSCRIBED, TO THE PLACEMENT AGENT PRIOR TO 5:00 P.M., ATLANTA, GEORGIA TIME, ON THE EXPIRATION DATE FOR THE OFFERING.

      IMPORTANT — If payment of the subscription price is to be made by wire transfer, the following wire instructions should be used:

Account Name:	ebank Financial Services, Inc. Stock Subscription Account
Wire to:	The Bankers Bank of Georgia
Atlanta, GA
ABA Number: 061003415
Beneficiary Name: ebank
Beneficiary ABA: 0610-92057

For Further Credit To:
Customer Name:	ebank Financial Services, Inc. Stock Subscription Account
Customer Account Number:	001-3005456

      All capitalized terms used herein and not defined herein shall have the meaning ascribed to them in the Prospectus of ebank Financial Services, Inc., a Georgia corporation (the “Company”), dated January      , 2004.

      THIS OFFERING IS NOT BEING MADE TO (NOR WILL SUBSCRIPTIONS FOR SHARES OF COMMON STOCK BE ACCEPTED FROM OR ON BEHALF OF) INVESTORS IN ANY JURISDICTION IN WHICH THIS OFFERING WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION. IN ANY JURISDICTION WHERE THE SECURITIES, BLUE SKY OR OTHER LAWS REQUIRE THIS OFFERING TO BE MADE BY A LICENSED BROKER OR DEALER, THIS OFFERING WILL BE DEEMED TO BE MADE ON THE COMPANY’S BEHALF BY THE PLACEMENT AGENT OR ONE OR MORE REGISTERED BROKERS OR DEALERS LICENSED UNDER THE LAWS OF THE JURISDICTION.

      Your bank or broker can assist you in completing this form. The instructions included with this Subscription Agreement must be followed. Questions and requests for assistance and requests for additional copies of the Prospectus or the Subscription Agreement may be directed to the Placement Agent for the Offering: Jones, Byrd & Attkisson, Inc., Att’n: Ron Attkisson, 2839 Paces Ferry Road, Suite 320, Atlanta, Georgia 30339, Telephone (770) 431-6200.

NOTE: SIGNATURES MUST BE PROVIDED BELOW

Ladies and Gentlemen:

A.     Subscription

      By execution hereof, the undersigned (individually and collectively a “Subscriber”), intending to be legally bound, hereby applies to the Company, subject to the terms and conditions of this Subscription Agreement and of the offering (the “Offering”) of the Company’s common stock, $.01 par value per share (the “Common Stock”) described in the ebank Financial Services, Inc. Prospectus dated as of January      , 2004 (the “Prospectus”), for the purchase of the number of shares of Common Stock set forth below, at the price of $1.08 per share (the “Purchase Price”):

Number of Shares of Common Stock Subscribed for Under this Agreement:	Total Subscription Price (at $1.08 per Share of Common Stock):	$

      Enclosed with (or transmitted in connection with) this Subscription Agreement is my personal check, bank or cashier’s check or wire transfer of funds made payable to ebank Financial Services, Inc. Stock Subscription Account evidencing $1.08 for each share subscribed for, which funds are to be deposited by the Placement Agent into the Company’s stock subscription account for the Offering as described in the Prospectus.

B.     Subscriber’s Representations, Warranties and Agreements

      The undersigned hereby represents and warrants to, and agrees with, the Company as follows:

1. Receipt of Prospectus. In connection with the Company’s offer of Common Stock, I represent and warrant that I am over the age of 21 years and that I have received a copy of the Prospectus, and that I am relying on no representations other than those set forth in the Prospectus. I understand that my purchase of ebank Financial Services, Inc.’s Common Stock involves significant risk, as described under “Risk Factors” in the Prospectus. I also understand that no federal or state agency has made any finding or determination regarding the fairness of the Company’s offering of Common Stock, the accuracy or adequacy of the Prospectus, or any recommendation or endorsement concerning an investment in the Common Stock.

2. Residency Declaration. I hereby represent and warrant that I am a resident of the State of (THE PRECEDING BLANK SHOULD BE FILLED IN BY THE SUBSCRIBER). I acknowledge that I am aware that this offering is being made only to legal residents of the States of Georgia, North Carolina, Ohio, Pennsylvania, South Carolina, Tennessee and Virginia, subject to the effective registration of the offering under the securities laws of each such state, and the Prospectus does not constitute an offer to sell securities to (nor will any subscriptions be accepted from) any person or organization that is not a valid resident of one of such States.

3. Acceptance of Subscription; Company Discretion. I understand that this application to purchase shares is not binding on the Company and does not become a completed Subscription Agreement unless payment submitted herewith is promptly paid by the bank upon which it is drawn and until the offer is accepted by a duly authorized officer or agent of the Company. I understand and agree that the Company has, in its sole discretion, the right to allocate shares among Subscribers, and to accept or reject any or all of the offer to purchase shares represented hereby in accordance with the terms of the Offering as described in the Prospectus. I also understand and agree that, in the event that this application is not accepted (in whole or in part), or the Offering is terminated, funds paid under this Subscription Agreement and not applied to the purchase of Common Stock will be returned to me with no interest earned.

4. Subscription Irrevocable; Non-Assignable. I understand that when this Subscription Agreement is executed and delivered, it is irrevocable and binding upon me, subject only to acceptance by the Company. When accepted by the Company, this Subscription Agreement shall bind the Subscriber and his successors and assigns, personal and legal representatives, and heirs to pay for all shares subscribed. I hereby acknowledge and agree that I am not entitled to assign or transfer this Subscription Agreement or any interest herein, nor am I entitled to cancel, terminate, or revoke this purchase offer or any of my representations, warranties or agreements hereunder. This Subscription Agreement shall survive the death, disability, or transfer of control of the Subscriber hereunder.

5. Purchase for Subscriber’s Account Only. The Subscriber represents, warrants, and covenants that he is offering this Subscription Agreement and will purchase the Common Stock solely for his own account and for the person(s) in whose name(s) such shares are to be registered (or in whose names a brokerage account is to be established) as set forth below.

6. Indemnification and Arbitration. The Subscriber confirms that all information supplied by it is true, accurate, and complete, and shall constitute representations, warranties, and covenants which shall survive the execution, delivery, and acceptance of this Subscription Agreement and the issuance and delivery of the Common Stock to the Subscriber or his broker. The Subscriber recognizes that the offer to him of Common Stock in the Company was based upon such representations, warranties and covenants and hereby agrees to indemnify the Company and to hold it harmless against any and all liabilities, costs, or expenses (including reasonable attorneys’ fees) arising by reason of, or in connection with, any misrepresentation or any breach of such representations, warranties or covenants by the undersigned. Further, in the event that any dispute were to arise in connection with this Agreement or with the undersigned’s investment in the Company, the undersigned agrees, prior to seeking any other relief at law or equity, to submit the matter to binding arbitration in accordance with the rules of the National Association of Securities Dealers at a place to be designated by the Company.

C.     Miscellaneous.

      The undersigned understands that the delivery of this Subscription Agreement and the accompanying payment for shares is not effective, and the risk of loss of same does not pass to the Placement Agent, until receipt by the Placement Agent of this Subscription Agreement, or a facsimile hereof, properly completed and duly executed in form satisfactory to the Company. All questions as to the form of all documents and the validity of execution thereof will be determined by the Company, in its sole discretion, which determination shall be final and binding.

      Headings used herein are for convenience of reference only and shall not be considered in construing the terms of this Subscription Agreement. This Subscription Agreement shall be governed by, and construed in accordance with, the laws of the State of Georgia.

      Common Stock purchased by the undersigned shall be registered as listed below. In the absence of any contrary instructions, all shares subscribed by two or more individuals will be registered to such persons as joint tenants with rights of survivorship. (If certificates for shares are to be issued, or a brokerage account is to be established, in more than one name, please specify whether ownership is to be as tenants in common, joint tenants, etc. If certificates for shares are to be issued in the name of one person for the benefit of another, or in a person’s Individual Retirement Account (or other qualifying retirement account), please indicate whether registration should be as trustee, custodian, or holder of an IRA/Retirement Account for each person, and if as trustee, please provide the full name and date of such trust.)

IN WITNESS WHEREOF, the undersigned, acting with full authority and capacity has executed, or caused to be executed, this Subscription Agreement as of the date and year set forth below.

Date: ---------------------------- , 200
PLEASE PRINT OR TYPE THE EXACT SUBSCRIBER NAME(S) IN WHICH THE UNDERSIGNED DESIRES THE COMMON STOCK SUBSCRIBED FOR HEREBY TO BE REGISTERED:

Printed or Typed Name	Additional Printed or Typed Name (if applicable)
X	X

Signature*	Additional Signature* (if applicable)

Capacity in which Signing (if applicable)	Capacity in which Signing (if applicable)
Address(es), Including Zip Code:

Area Code and Telephone Number(s):

☐ Check this box and complete the following if you would like all or any of the shares for which you have subscribed to purchase above registered in the name of a person(s) other than the person(s) in whose name this Subscription Agreement has been executed above:
Register of the shares for which I have subscribed above in the following name(s):
(No. of Shares)
Name(s):	Address(es):

* If joint tenancy, tenancy-by-the entirety, or tenants in common is desired, both names and signatures are required; if a corporation the Subscription Agreement must be executed by its chief executive; if a trust, this Subscription Agreement must be signed by all of the trustees; if a partnership, then this Subscription Agreement must be signed by the general partner; and if a limited liability company, then this Subscription Agreement must be signed by the manager.

Please indicate by check mark in the appropriate box below the form of ownership the desired for the Common Stock:

☐ Individual	☐ Tenants in Common	☐ Joint Tenants with Rights of Survivorship
☐ Trustee	☐ Custodian	☐ Beneficiary of IRA/Retirement Account
☐ Corporation	☐ Partnership	☐ Other

(This area for Company use only)

Accepted as of this ____ day of ________________, 200 ____, as to ________________ shares of Common Stock.

eBank Financial Services, Inc.
By:	--------------------------------------------- (Signature)
Name:
Title:

IMPORTANT: COMPLETE SUBSTITUTE FORM W-9 HEREIN

TO PROVIDE TAXPAYER IDENTIFICATION NUMBER(S) AND
ADDITIONAL REQUIRED INFORMATION

What Number to Give the Placement Agent

      Each subscriber is required to give the Placement Agent the TIN (e.g., social security number or employer identification number) of the subscriber. If the shares of Common Stock subscribed for hereby are to be held in more than one name or will not be held in the name of the actual owner, consult the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for additional guidance on which number to report. If the subscriber has not been issued a TIN and has applied for a number or intends to apply for a number in the near future, the subscriber should check the box “Applied For” in the Part I, and sign and date the Substitute Form W-9.

TO BE COMPLETED BY ALL SUBSCRIBERS FOR SHARES IN THE OFFERING

PAYOR’S NAME: ebank Financial Services, Inc.

SUBSTITUTE FORM W-9 Department of the Treasury Internal Revenue Service	Name: (if in joint names, list first and circle the name of the person or entity whose number you enter in Part I below.) Business Name, if different from above:
Address:
City, State and Zip Code

	Part I — Taxpayer Identification Number. Please provide your taxpayer identification number (“TIN”) in the space at the right. (For most individuals, this is your social security number. For most other entities, this is your employer identification number.)	Social Security Number OR Employer Identification Number
If you do not have a number and you applied for a number or intend to apply for a number in the near future, write “Applied For” in the space to the right.

Part II — If exempt from backup withholding, check the box to the right. Also, provide your TIN in Part I and sign and date this form. ☐

Part III — Certification — Under penalties of perjury, I certify that:

(1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me);

(2) I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends or (c) the IRS notified me that I am no longer subject to backup withholding; and

(3) I am a U.S. person (including a U.S. resident alien).

Certification Instructions. You must cross out item (2) above if the IRS has
	notified you that you are subject to backup wit report all interest and dividends on your tax r by the IRS that you were subject to backup with notification from the IRS that you were no long not cross out item (2).	hholding because you have failed to eturn. However, if after being notified holding you received another er subject to backup withholding, do

	Signature:	Date:

YOU SHOULD COMPLETE THE FOLLOWING CERTIFICATE IF YOU WROTE “APPLIED FOR” IN

PART I OF THIS SUBSTITUTE FORM W-9

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

      I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that, notwithstanding the information I provided in Part III of the Substitute Form W-9 (and the fact that I have completed this Certificate of Awaiting Taxpayer Identification Number), all reportable payments made to me thereafter will be subject to a 30% backup withholding tax until I provide a properly certified taxpayer identification number.

Signature: ______________________________  Date: _________________________ , 200

NOTE:	FAILURE TO COMPLETE AND RETURN THE SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING TAX OF 30% OF ANY PAYMENTS MADE TO YOU PURSUANT TO YOUR SUBSCRIPTION FOR COMMON STOCK. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer. The taxpayer identification number for an individual is the individual’s Social Security number. Social Security numbers have nine digits separated by two hyphens: e.g., 000-00-0000. The taxpayer identification number for an entity is the entity’s Employer Identification number. Employer Identification numbers have nine digits separated by only one hyphen: e.g., 00-0000000. The table below will help determine the number to give the payer.

Give the
NAME and SOCIAL
SECURITY
For this type of account:		number of—

1.	An individual’s account	The individual
2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)
3.	Husband and wife (joint account)	The actual owner of the account or, if joint funds, either person(1)
4.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)
5.	Adult and minor (joint account)	The adult or, if the minor is the only contributor, the minor(1)
6.	Account in the name of guardian or committee for a designated ward, minor or incompetent person	The ward, minor or incompetent person(3)
7.	a. The usual revocable savings trust account (grantor is also trustee)	The grantor- trustee(1)
	b. So-called trust account that is not a legal or valid trust under State law	The actual owner(1)
8.	Sole proprietorship account	The owner(4)

9.	A valid trust, estate or pension trust	The legal entity (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title)(5)
10.	Corporate account	The corporation
11.	Religious, charitable, or educational organization account	The organization
12.	Partnership account held in the name of the business	The partnership
13.	Association, club or other tax-exempt	The organization
14.	A broker or registered nominee	The broker or nominee
15.	Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district or prison) that receives agriculture program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a Social Security number, that person’s number must be furnished.
(2)	Circle the minor’s name and furnish the minor’s Social Security number.
(3)	Circle the ward’s, minor’s or incompetent person’s name and furnish such person’s social security number.
(4)	Show the name of the owner. The name of the business or the “doing business as” name may also be entered. Either the Social Security number or the Employer Identification number may be used.
(5)	List first and circle the name of the legal trust, estate or pension trust.

Note:	If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

Section references are to the Internal Revenue Code.

Obtaining a Number
If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service (the “IRS”) and apply for a number.

To complete the Substitute Form W-9, if you do not have a taxpayer identification number, write “Applied For” in the space for the taxpayer identification number in Part 1, sign and date the Form, and give it to the requester. If the requester does not receive your taxpayer identification number within 60 days, backup withholding, if applicable, will begin and will continue until you furnish your taxpayer identification number to the requester.

Payees Exempt from Backup Withholding

The following is a list of payees exempt from backup withholding and for which no information reporting is required. For interest and dividends, all listed payees are exempt except item (9). For broker transactions, payees listed in (1) through (13) and a person registered under the Investment Advisers Act of 1940 who regularly acts as a broker are exempt. Payments subject to reporting under sections 6041 and 6041A are generally exempt from backup withholding only if made to payees described in items (1) through (7), except that a corporation that provides medical and health care services or bills and collects payments for such services is not exempt from backup withholding or information reporting. Only payees described in items (2) through (6) are exempt from backup withholding for barter exchange transactions, patronage dividends, and payments by certain fishing boat operators.

(1)	A corporation.
(2)	An organization exempt from tax under section 501(a), or an individual retirement plan (“IRA”), or a custodial account under 403(b)(7), if the account satisfies the requirements of section 401(f)(2).
(3)	The United States or any of its agencies or instrumentalities.
(4)	A State, the District of Columbia, a possession of the United States, or any of its political subdivisions or instrumentalities.
(5)	A foreign government or any of its political subdivisions, agencies or instrumentalities.
(6)	An international organization or any of its agencies or instrumentalities.
(7)	A foreign central bank of issue.
(8)	A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.
(9)	A futures commission merchant registered with the Commodity Futures Trading Commission.

(10)	A real estate investment trust.
(11)	An entity registered at all times during the year under the Investment Company Act of 1940.
(12)	A common trust fund operated by a bank under section 584(a).
(13)	A financial institution.
(14)	A middleman known in the investment community as a nominee or listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.
(15)	A trust exempt from tax under section 664 or described in section 4947.

   Payments of dividends and patronage dividends generally not subject to backup withholding include the following:

•	Payments to nonresident aliens subject to withholding under section 1441.
•	Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident partner.
•	Payments of patronage dividends not paid in money.
•	Payments made by certain foreign organizations.
•	Payments of interest generally not subject to backup withholding include the following:
•	Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer’s trade or business and you have not provided your correct taxpayer identification number to the payer.
•	Payments of tax-exempt interest (including exempt interest dividends under section 852).
•	Payments described in section 6049(b)(5) to nonresident aliens.
•	Payments on tax-free covenant bonds under section 1451.
•	Payments made by certain foreign organizations.
•	Mortgage interest paid by you.

   Payments that are not subject to information reporting are also not subject to backup withholding. For details see sections 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050A and 6050N, and the regulations under those sections.

EXEMPT PAYEES DESCRIBED ABOVE SHOULD FILE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. ENTER YOUR TAXPAYER IDENTIFICATION NUMBER. WRITE “EXEMPT” ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

   Privacy Act Notice.—Section 6109 requires you to give your correct taxpayer identification number to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. You must provide your taxpayer identification number whether or not you are qualified to file a tax return. Payers must generally withhold 30% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1) Penalty for Failure to Furnish Taxpayer Identification Number. — If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) Civil Penalty for False Information with Respect to Withholding. — If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty.
(3) Criminal Penalty for Falsifying Information. — Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX

CONSULTANT OR THE INTERNAL REVENUE SERVICE.